SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Washington Real Estate Investment Trust

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

WASHINGTON REAL ESTATE INVESTMENT TRUST

6110 Executive Boulevard, Suite 800

Rockville, Maryland 20852

Telephone 301-984-9400

Facsimile 301-984-9610

Website www.writ.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 1, 2004

Dear Shareholder,

You are cordially invited to attend the Annual Meeting of Shareholders of Washington Real Estate Investment Trust to be held on Thursday, May 20, 2004. The formal Notice of the meeting and a Proxy Statement describing the proposals to be voted upon are enclosed.

In addition to the election of Trustees, we are recommending an amendment to the Declaration of Trust to authorize the issuance of Preferred Shares. The Board believes that the preferred share amendment is in the best interests of the Trust and the shareholders. It will allow the Trust to issue preferred shares when market pricing is favorable. Unlike our common dividend, this dividend never increases and at the same time, under current market conditions, WRIT would retain the right to repurchase the preferred shares at par at any time after 5 years.

Please read the Proxy Statement, then complete, sign and return your proxy card in the enclosed envelope. You may also vote via telephone or the Internet. Just follow the instructions on the enclosed card.

Regardless of the number of shares you own, your vote is important.

Please note:    The location of this year’s annual shareholder meeting has been changed from previous years.

Best Regards,

/s/ Edmund B. Cronin, Jr.

Edmund B. Cronin, Jr.

Chairman of the Board

WASHINGTON REAL ESTATE INVESTMENT TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 1, 2004

Dear Shareholder,

The Annual Meeting of the Shareholders (the “Annual Meeting”) of the Washington Real Estate Investment Trust (the “Trust” or “WRIT”) will be held at the Bethesda Marriott Hotel, 5151 Pooks Hill Road, Bethesda, Maryland on Thursday, May 20, 2004 at 11:00 a.m., for the following purposes:

1.	To elect three Trustees;

2.	To approve amendments to the Declaration of Trust to authorize the issuance of Preferred Shares;

3.	To transact such other business as may properly come before the meeting.

The Trustees have fixed the close of business on March 17, 2004 as the record date for shares entitled to notice of and to vote at the Annual Meeting.

The Annual Report of the Trust, Proxy Statement and a Proxy Card are enclosed with this Notice.

You are requested, whether or not you plan to be present at the Annual Meeting, to sign and promptly return the Proxy Card in the enclosed business reply envelope. Alternatively, you may vote by telephone or the Internet, if you prefer. To do so, you should follow the instructions on the enclosed Proxy Card.

Sincerely,

/s/ Laura M. Franklin

Laura M. Franklin

Corporate Secretary

WASHINGTON REAL ESTATE INVESTMENT TRUST

6110 Executive Boulevard, Suite 800

Rockville, Maryland 20852

PROXY STATEMENT

This Proxy Statement is furnished by the Trust’s Board of Trustees (the “Board”) in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders on May 20, 2004 and at any and all adjournments thereof. Mailing of this Proxy Statement will commence on or about April 1, 2004 to shareholders of record as of March 17, 2004. All proxies will be voted in accordance with the instructions contained therein, and if no instructions are specified, the proxies will be voted in accordance with the recommendations of the Board. Therefore, if no instructions are specified, the proxies will be voted FOR the election of the three Trustee nominees listed as well as the proposal to authorize the issuance of preferred shares. Abstentions and broker non-votes (proxies that indicate that brokers or nominees have not received instructions from the beneficial owner of shares) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the total number of votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining the total number of votes cast. A Proxy on the enclosed form may be revoked by the shareholder at any time prior to its exercise at the Annual Meeting by submitting, to the Corporate Secretary of the Trust, a duly executed Proxy bearing a later date or by attending the Annual Meeting and orally withdrawing the Proxy.

The voting securities of the Trust consist of shares of beneficial interest, $0.01 par value (“Shares”), of which 41,764,294 Shares were issued and outstanding at the close of business on March 17, 2004. The Trust has no other class of voting security. Each Share outstanding on March 17, 2004 will be entitled to one vote. Shareholders do not have cumulative voting rights.

THE BOARD OF TRUSTEES AND MANAGEMENT

The Board of Trustees

The Board consists of seven Trustees divided into two classes of two Trustees each and one class of three Trustees. The terms of the Trustees continue until the Annual Meetings to be held in 2004, 2005 and 2006, respectively, and until their respective successors are elected. At each Annual Meeting, two or three Trustees are elected, subject to the limitations described below, for a term of three years to succeed those Trustees whose terms expire at such Annual Meeting. The Trust’s By-Laws provide that no Trustee shall be nominated for election as a Trustee after such person’s 72nd birthday.

The Board held 7 meetings in 2003. During 2003, each incumbent Trustee attended more than 75% of the total number of Board and committee meetings he or she was eligible to attend.

The Board has determined that all Trustees with the exception of Mr. Cronin are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange. The Board has determined that Mr. Osnos is independent as that term is defined in the New York Stock Exchange rules. In making this determination, the Board concluded that, although Mr. Osnos is an employee of the Trust’s outside counsel, because the Trust’s payments to such counsel are not material to the firm or the Trust, the relationship does not constitute a material relationship with the Trust. The Trust’s non-management Trustees meet at regularly scheduled executive sessions without management.

The Board provides a process for shareholders to send communications to the Board or any of the Trustees. Shareholders may send written communications to the Board or any of the Trustees c/o Corporate Secretary, Washington Real Estate Investment Trust, 6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852. All communications will be compiled by the Corporate Secretary and submitted to the Board or the individual Trustees on a periodic basis.

All members of the Board except Mr. Osnos attended the Annual Shareholders Meeting in 2003. The Board does not have a formal written policy requiring Trustees to attend the Annual Shareholders Meeting, although Trustees have traditionally attended.

The Corporate Governance/Nominating Committee held 2 meetings in 2003. The Committee members are Messrs. Derrick and Osnos and Ms. Williams. All members of the Committee are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange. The Committee performs the duties described in the Corporate Governance/Nominating Committee Charter adopted on February 20, 2003, a copy of which is included as Appendix A. Among other things, the Committee develops and recommends corporate governance principles, evaluates the performance of the Chief Executive Officer in light of Trust goals and objectives, and recommends nominees for election to the Board of Trustees as outlined in Appendix A. The Committee will consider names of nominees to the Board submitted by shareholders in writing addressed to the attention of the Committee at the executive offices of the Trust in Rockville, Maryland.

The Committee’s minimum qualifications and specific qualities and skills required for Trustees are set forth in paragraph 7 of Appendix A on page A-2. In addition to considering candidates suggested by shareholders, the committee considers potential candidates recommended by current Trustees, Trust Officers, employees and others. The committee screens all potential candidates in the same manner regardless of the source of the recommendation. The committee’s review is typically based on any written materials provided with respect to the potential candidate. The committee determines whether the candidate meets the company’s minimum qualifications and specific qualities and skills for Trustees and whether requesting additional information or an interview is appropriate.

The Audit Committee met 11 times in 2003. The Committee members are Messrs. Derrick, Kendall, McDaniel, Osnos and Nason. All members of the Committee are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange. Mr. Kendall has been named the Audit Committee Financial Expert. The Audit Committee assists the Board in discharging its responsibility of oversight, but the existence of the Committee does not alter the responsibilities of the Trust’s management and the independent accountant with respect to the accounting and control functions and financial statement presentation. For a more detailed description of the Audit Committee’s duties and responsibilities see the Audit Committee Report on page 8 of this Proxy Statement. A copy of the Audit Committee Charter as revised on February 20, 2003, is included in Appendix C.

The Compensation Committee met 2 times in 2003. Committee members are Messrs. Kendall, McDaniel, Nason and Ms. Williams. All members of the Committee are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange. The Committee is responsible for making recommendations to the Board with respect to executive compensation decisions. See “Report on Executive Compensation” on page 6. A copy of the Compensation Committee Charter, adopted on February 20, 2003, is included in Appendix B.

The six non-officer Trustees of the Trust received an annual retainer of $20,004 plus a $1,100 per meeting fee for attending Board and committee meetings. In addition, each non-officer Trustee receives an annual grant of 2,000 share options and 400 unrestricted shares. The Trust has approved a non-qualified deferred compensation plan for the Trustees. The plan will allow the Trustees to defer a percentage of his or her cash compensation. Compensation deferred will be credited with interest. Upon the expiration of a Trustee’s term, the compensation plus interest can be paid in either a lump sum or in installments at the discretion of the Trustee. Upon death, the Trustee’s beneficiary will receive a lump sum pay out. The plan is unfunded and payments are to be made from general assets of the Trust.

During 2003, the Trust utilized the legal services of the law firm of Arent Fox PLLC, of which Trustee David M. Osnos is of-counsel. The amount of fees paid to Arent Fox did not exceed 5% of that firm’s 2003 gross revenues.

The following table sets forth the names and biographical information concerning each of the current Trustees.

NAME	PRINCIPAL OCCUPATION	SERVED AS TRUSTEE SINCE	AGE	TERM EXPIRES
Edmund B. Cronin, Jr.	Chairman, President and Chief Executive Officer, WRIT	1994	66	2004
John P. McDaniel	Chief Executive Officer, MedStar Health	1998	61	2004
David M. Osnos	Attorney, Arent Fox PLLC	1987	72	2004
Clifford M. Kendall	Director, VSE Corporation	1999	72	2005
Susan J. Williams	Chief Executive Officer and President, Williams Aron & Associates	1999	63	2005
John M. Derrick, Jr.	Chairman, Pepco Holdings, Inc.	1997	64	2006
Charles T. Nason	Chairman, Acacia Life Insurance Company	2000	57	2006

Mr. Edmund B. Cronin, Jr. is Chairman, President and Chief Executive Officer (“CEO”) of the Trust. Prior to joining the Trust in 1994, Mr. Cronin, was President and CEO of H.G. Smithy Company and its subsidiaries from 1976 to 1994, providing a full range of corporate and institutional real estate services. Mr. Cronin is also a Director of Pepco Holdings, Inc. (formerly PEPCO), John J. Kirlin Companies (mechanical contractors), Federal City Council, Economic Club of Washington, the National Association of Real Estate Investment Trusts (NAREIT) and Chairman of the Board of Georgetown University Hospital.

Mr. John P. McDaniel is CEO of MedStar Health, a multi-institutional, not-for-profit healthcare organization serving Washington D.C., Maryland, Virginia and the mid-Atlantic region, since its inception in 1982. Mr. McDaniel serves on the Board of Directors of LifelinkMD, Thrivent Financial for Lutherans, and is a Trustee of Georgetown University. Mr. McDaniel is a past Chairman of the Greater Washington Board of Trade, a member of the Executive Committee of the Federal City Council, a member of the Maryland State Racing Commission, and a member of the Board of the Greater Baltimore Committee. Mr. McDaniel is a Fellow of the American College of Healthcare Executives, and a member of the Economic Club of Washington.

Mr. David M. Osnos is of-counsel with Arent Fox PLLC (legal counsel to the Trust) and has been an attorney with the firm since 1956. His principal areas of practice include real estate, tax, securities, corporate, estate planning and sports law. He is a Director or Trustee of numerous organizations including EastGroup Properties (real estate investment trust), VSE Corporation (engineering) and Washington Wizards Basketball Club.

Mr. Clifford M. Kendall is a Director of VSE Corporation and was Chairman of the Board of On-Site Sourcing, Inc., until it was sold on February 20, 2004. Previously Mr. Kendall served as Chairman and CEO of Computer Data Systems, Inc. (CDSI) from 1971 to 1991 and as Chairman from 1991 to 1997, and after the merger of Affiliated Computer Service, Inc. (ACS) and CDSI, as a Director of ACS from 1997 - 2003. Mr. Kendall is a past Chairman of the Board and Executive Committee for The Technology Council of

Maryland. He is a Director of the Montgomery County Community Foundation and The Lighthouse. Mr. Kendall serves on the Board of Trustees of George Washington University and is Chairman of the Board of Regents for the University System of Maryland. He is past Chairman of the Greater Washington Board of Trade and has served as Chairman of the Montgomery/Prince Georges County CEO Roundtable.

Ms. Susan J. Williams is CEO of Williams Aron & Associates, a public affairs consulting firm. Ms. Williams was Founding Partner and served as President of Bracy Williams & Company, government affairs and public relations consultants from 1982 to 2001. Ms. Williams’ career includes public service as a legislative professional on Capitol Hill as well as Assistant Secretary of Transportation. She also played a founding role in Project Head Start. Ms. Williams is a past Chair of The Greater Washington Board of Trade. She served on the Board of Directors of the Henry L. Stimson Center, the American Institute for Public Service, the Historical Society of Washington, D.C., the National Aquarium in Baltimore, and the D.C. Agenda Project. She is currently a member of the Economic Club of Washington and the Federal City Council.

Mr. John M. Derrick Jr. is Chairman of Pepco Holdings, Inc. He joined Potomac Electric Power Company (“PEPCO”) its predecessor in 1961 and served as President and CEO from 1997 until his election to his present position in 1999, and as Chairman and CEO from 1999 until July 2003. In August 2002, PEPCO became Pepco Holdings, Inc. From 1992 until 1997, he served as President and Chief Operating Officer. Mr. Derrick is a member of the Institute of Electrical and Electronic Engineers, the National Society of Professional Engineers, the Washington Society of Engineers and the Edison Electric Institute. He is past Chairman of the United States Energy Association, a Director of the United States Chamber of Commerce, a trustee of the Federal City Council and Chairman of the Greater Washington Initiative. He is past Chairman of the Maryland Chamber of Commerce and the Greater Washington Board of Trade.

Mr. Charles T. Nason currently serves as Chairman of Acacia Life Insurance Company, as well as Acacia Federal Savings Bank and Calvert Group Limited, all Acacia subsidiaries. He had previously served as Chief Executive Officer of Acacia from 1988 – 2003. The Acacia Group is a Washington D.C. based financial services organization with assets under management in excess of $11.8 billion. Mr. Nason is a director of The Greater Washington Boys and Girls Clubs, The Greater Washington Board of Trade, The Federal City Council, MedStar, Inc. and is a member of The Economic Club of Washington. He is also Vice-Chairman of the Board of Trustees of Washington and Jefferson College. In addition, he is past Chairman of the Greater Washington Board of Trade, a past Director of The American Council of Life Insurance and past Chairman of Insurance Marketplace Standards Association.

The Management

The following table contains information regarding the Executive Officers and other Officers of the Trust other than the Trust’s Chairman, President and CEO, Mr. Cronin. These Officers are elected annually by the Board and serve at the Board’s discretion.

NAME	AGE	POSITION

Executive Officers

George F. McKenzie	48	Executive Vice President, Real Estate
Laura M. Franklin	43	Senior Vice President, Accounting, Administration and Corporate Secretary
Sara L. Grootwassink	36	Chief Financial Officer

Officers

Brian J. Fitzgerald	42	Managing Director, Leasing
Kenneth C. Reed	51	Managing Director, Property Management
Thomas L. Regnell	47	Managing Director, Acquisitions

Mr. George F. McKenzie joined the Trust in September 1996 and was elected Executive Vice President, Real Estate in 2002. From 1985 to 1996, Mr. McKenzie served with the Prudential Realty Group, a subsidiary of Prudential Insurance Company of America, most recently as Vice President, Investment & Sales. Prior assignments included real estate finance originations and asset management in the mid-Atlantic region.

Ms. Laura M. Franklin, CPA, joined the Trust in August 1993 as Assistant Vice President, Finance. In 1995 she was named Vice President, Chief Accounting Officer and Corporate Secretary to the Trust. In 2002, she was named Senior Vice President, Accounting, Administration and Corporate Secretary. Prior to joining WRIT she was employed by Reznick, Fedder and Silverman, P.C., specializing in audit and tax services for real estate clients. Ms. Franklin is a member of the NAREIT Best Financial Practices Council.

Ms. Sara L. Grootwassink, CPA, CFA, joined the Trust in December 2001 as Managing Director, Finance and Capital Markets. In 2002, Ms. Grootwassink was named Chief Financial Officer. From 1999 through 2001, Ms. Grootwassink served as Vice President, Finance and Investor Relations at Corporate Office Properties Trust and, from 1998 through 1999, as Equity Analyst at Johnston, Lemon & Co. Previously, Ms. Grootwassink served as Vice President Commercial Real Estate at Riggs Bank, N.A. Ms. Grootwassink is a Director of CapitalSource, Inc., a commercial finance firm, serves on the editorial advisory board of Real Estate Portfolio magazine, is a member of the Economic Club of Washington, and is a past member of NAREIT’s Investor Advisory Council.

Mr. Brian J. Fitzgerald joined the Trust in January 1996 as Vice President, Leasing. In 2001, Mr. Fitzgerald was named Managing Director, Leasing. From 1984 to 1993, Mr. Fitzgerald served as a commercial leasing broker with Smithy Braedon Company. In 1993, he became a Vice President of H. G. Smithy Company, with responsibilities for managing all agency leasing activities. From the date of the merger of H. G. Smithy Commercial Management Group with Cushman & Wakefield of Washington, D.C., Inc. in June 1994 until joining the Trust, Mr. Fitzgerald managed institutional agency leasing activities at Cushman & Wakefield, Inc. of Washington, D.C.

Mr. Kenneth C. Reed joined the Trust in June 1995 as Vice President, Property Management. In 2001, Mr. Reed was named Managing Director, Property Management. Mr. Reed served as President of CSN Management Corporation from 1988 to 1998. CSN managed WRIT’s properties until its assets were acquired by WRIT in 1998.

Mr. Thomas L. Regnell joined the Trust in January 1995 as Vice President, Acquisitions. In 2001, Mr. Regnell was named Managing Director, Acquisitions. From 1992 through 1994, Mr. Regnell served as an Investment (Acquisitions) Officer with Federal Realty Investment Trust. Previously, Mr. Regnell was a Vice President with Spaulding & Slye Company, a real estate development, brokerage and management company.

There are no family relationships between any Trustee and/or Executive Officer. There are no related party transactions between any Trustees or members of management and WRIT.

Ownership of Shares by Trustees and Executive Officers

The following table sets forth certain information concerning all Shares beneficially owned as of March 17, 2004 by each Trustee, by the nominees for Trustee, by each of the “Named Officers” (as defined in “Executive Compensation” below) and by all Trustees, Executive Officers and Officers as a group. Unless otherwise indicated, the voting and investment powers for the Shares listed are held solely by the named holder and/or the holder’s spouse.

NAME	SHARES OWNED (1)	PERCENTAGE OF TOTAL

Edmund B. Cronin, Jr.	460,772	1.10%
John M. Derrick, Jr.	17,324	0.04%
Laura M. Franklin	94,880	0.23%
Sara L. Grootwassink	23,842	0.06%
Clifford M. Kendall	19,800	0.05%
John P. McDaniel	18,750	0.04%
George F. McKenzie	191,862	0.46%
Charles T. Nason	17,918	0.04%
David M. Osnos	16,400	0.04%
Susan J. Williams	13,500	0.03%

All Trustees, Executive Officers and Officers as a group (13 persons)	1,104,985	2.65%

(1)	Includes Shares subject to options exercisable within 60 days, as follows: Mr. Cronin, 333,533; Mr. Derrick, 8,000; Ms. Franklin, 57,720; Ms. Grootwassink, 7,407; Mr. Kendall, 6,000; Mr. McDaniel, 12,000; Mr. McKenzie, 134,579; Mr. Nason, 8,000; Mr. Osnos, 6,000; Ms. Williams, 10,000; and all Trustees, Executive Officers and Officers as a group, 675,207.

Ownership of Shares by Certain Beneficial Owners

The Trust, based upon a Schedule 13G dated December 31, 2003 filed with the Securities and Exchange Commission (“SEC”), believes that the following person currently beneficially owns more than five percent of the outstanding Shares.

NAME	SHARES OWNED	PERCENTAGE OF TOTAL
T. Rowe Price Associates, Inc.	2,885,900(1)	6.90%
100 E. Pratt Street
Baltimore, Maryland 21202

(1)	These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table shows the compensation awarded, earned or paid during the past three years to the Trust’s CEO and each of the Trust’s three other Executive Officers whose compensation exceeded $100,000 for the period(s) indicated (the “Named Officers”).

SUMMARY COMPENSATION TABLE

			ANNUAL CASH COMPENSATION		LONG-TERM COMPENSATION
NAME AND PRINCIPAL POSITION	YEAR		SALARY	BONUS	SHARES GRANTED (1)	OPTIONS GRANTED (2)	OTHER COMPENSATION (3)

Edmund B. Cronin, Jr.	2003		$466,745	$391,600	20,259	—	$18,580
Trustee, President and CEO	2002		$440,325	$—	1,527	49,336	$15,025
	2001		$427,500	$278,144	2,526	72,830	$11,100

George F. McKenzie,	2003		$271,095	$227,450	9,676	—	$18,382
Executive Vice President, Real Estate	2002		$255,750	$—	690	23,880	$78,279
	2001		$248,300	$161,551	1,141	32,901	$83,633

Laura M. Franklin,	2003		$206,700	$173,420	6,979	—	$6,573
Senior Vice President, Accounting,	2002		$195,000	$—	526	16,993	$33,494
Administration and Corporate Secretary	2001		$141,900	$92,324	233	15,109	$21,748

Sara L. Grootwassink,	2003		$180,200	$151,200	6,084	—	$5,627
Chief Financial Officer	2002		$170,000	$—	459	14,815	$18,035
	2001	(4)	$13,622	$20,000	—	—	—

(1)	Represents Share grants awarded on August 26, 2003, December 17, 2003, December 16, 2002 and December 17, 2001 in accordance with the Incentive Compensation Plan approved by the Trustees in 1997. Share grants vest 20% per year beginning on the first anniversary of the grant date.

(2)	All options reflected in the table were granted under the Washington Real Estate Investment Trust 2001 Stock Option Plan (“New Stock Option Plan”) in accordance with the Incentive Compensation Plan approved by the Trustees in 1997. Options granted under the Stock Option Plans vest 50% per year beginning on the first anniversary of the grant date.

(3)	Represents the 2003 economic benefit from a life insurance policy, 401(k) match and auto allowance for each Executive Officer as follows: $6,580, $6,000 and $6,000, respectively, for Mr. Cronin; $1,582, $6,000 and $10,800, respectively, for Mr. McKenzie; $573, $6,000 and $0, respectively, for Ms. Franklin; $221, $5,406 and $0, respectively, for Ms. Grootwassink.

(4)	Ms. Grootwassink joined the Trust on 12/03/2001.

Aggregated Option Exercises and Option Value Table

The following table shows information concerning the exercise of options during 2003 by each of the Named Officers and the year-end value of unexercised options.

AGGREGATED OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES

	SHARES ACQUIRED ON EXERCISE	VALUE REALIZED	NUMBER OF UNEXERCISED OPTIONS AT DECEMBER 31, 2003		VALUE OF UNEXERCISED IN THE MONEY OPTIONS AT DECEMBER 31, 2003
NAME			EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE
Edmund B. Cronin, Jr.	—	$—	333,533	24,668	$3,140,261	$88,558
George F. McKenzie	57,114	$665,476	135,079	11,940	$1,170,066	$42,865
Laura M. Franklin	5,025	$59,791	57,720	8,497	$406,802	$30,502
Sara L. Grootwassink	—	$—	7,407	7,408	$26,589	$26,593

Compensation Committee Interlocks and Insider Participation

The Board determined executive compensation for 2003. The Compensation Committee, composed of Messrs. Kendall, McDaniel, Nason and Ms. Williams, was responsible for making recommendations to the Board with respect to compensation decisions. There are no Compensation Committee interlocks and no Trust employee serves on the Compensation Committee.

REPORT ON EXECUTIVE COMPENSATION

Executive Compensation Principles

The Trust’s Executive Compensation Program is based on guiding principles designed to align executive compensation and management incentives with Trust values and objectives, business strategy and business financial performance. In applying these principles, the Compensation Committee, based upon the recommendations contained in the 1997 Board of Trustees and Executive Compensation Review prepared by an independent consultant, has established a program designed to:

•	Attract and retain key executives critical to the long-term success of the Trust;

•	Reward executives for long-term strategic management and the enhancement of shareholder value; and

•	Support a performance-oriented environment that rewards performance based upon exceeding Trust operating performance goals.

Executive Compensation Program

For 2003, the Board, upon recommendation of the Compensation Committee, adopted an Incentive Compensation Plan (the “Plan”) based upon the recommendations prepared by an independent consultant to align executive compensation with Shareholder interests through salaries, cash bonuses and share grants tied to performance in comparison to a peer group.

Under the Plan the Compensation Committee set salaries for the Trust’s Executive Officers based upon (i) a review of the compensation paid to similarly situated Executive Officers employed by companies comprising the Morgan Stanley REIT Index; and (ii) a subjective evaluation of each Executive Officer’s performance throughout the year. See “Executive Compensation — Performance Graph” for additional discussion regarding the Morgan Stanley REIT Index.

We maintain a Share Grant Plan for all Officers and Trustees. At the approval of the Board, the Share Grant Plan was changed in 2003 so that Managing Directors receive an award of shares with a market value of 25% of the individual’s cash compensation (45% for the Chief Executive Officer, 37% for Executive Vice Presidents, and 35% for Senior Vice Presidents) at the date of the award. All Officers no longer receive annual awards of share options. The total annual incentive compensation (share options and share grants) as a percentage of Officer cash compensation remains unchanged. Shares granted to Officers under the Share Grant Plan vest 20% per year over five years beginning on the first anniversary of the grant date, and are restricted from transfer for five years from the date of grant. Certain members of middle management are eligible to receive stock options under the New

Stock Option Plan. Stock options granted under the Plan vest 50% per year, beginning one year from the date of grant.

During 2003, a special award of 18,624 shares was granted to Executive Officers and Officers. The Board awarded this in recognition of the Trust’s performance for 2002, as both Executive Officers and Officers received no cash bonus in 2002.

The Board has approved a split dollar life insurance plan for Officers other than the CEO. The purpose of the plan is to provide these Officers with financial security in exchange for a career commitment. It is intended that the Trust will recover its costs from the life insurance policies at death prior to retirement, termination prior to retirement, or retirement at age 65. It is intended that the Executive can use the cash values of the policy in excess of the Trust’s interest. The Trust has a security interest in the cash value and death benefit of each policy to the extent of the sum of premium payments made by the Trust. There have been no premiums paid on this plan since April 2002.

The Trust has adopted a non-qualified deferred compensation plan for the Officers and members of the Board of Trustees. The plan allows for a deferral of a percentage of annual cash compensation and trustee fees. The plan is unfunded and payments are to be made out of the general assets of the Trust.

The Committee and the Board believes that compensation paid to the Trust’s Executive Officers is comparable to that paid by the companies comprising the Morgan Stanley REIT Index.

Chief Executive Officer Compensation

Mr. Cronin’s 2003 compensation consisted of his salary, bonus and share grants based upon the Executive Compensation Program described above. Mr. Cronin’s salary was recommended by the Compensation Committee based upon (i) a review of the compensation paid to Chief Executive Officers employed by companies comprising the Morgan Stanley REIT Index and (ii) a subjective evaluation of Mr. Cronin’s performance throughout the year. As described above under the Plan, specific performance goals were established for Mr. Cronin during 2003 as relates to bonus and related share grants. In general, the Morgan Stanley REIT Index comparison and the subjective evaluation were weighted equally by the Committee and the Board when making the decision to set Mr. Cronin’s 2003 salary at $466,745. The Committee and the Board believes that compensation paid to Mr. Cronin is comparable to compensation paid to the CEOs of the companies comprising the Morgan Stanley REIT Index.

Supplemental Executive Retirement Plan

The Trust established a Supplemental Executive Retirement Plan (“SERP”) effective July 1, 2002 for the benefit of the CEO. Upon the CEO’s termination of employment from the Trust for any reason other than death, discharge for cause or total and permanent disability, the CEO will be entitled to receive an annual benefit equal to his accrued benefit times his vested interest. The CEO shall vest in accordance with the following schedule for each year of continuous employment with the Trust measured by reference to his birthday and commencing with the CEO’s sixty-fifth (65th) birthday:

Years of Continuous Employment	Percentage Vested
1	0%
2	0%
3	50%
4	75%
5	100%

The CEO shall be 100% vested upon his seventieth (70th) birthday, if having remained employed through that date. In addition, the CEO shall become 100% vested in the event of his termination of employment prior to his seventieth (70th) birthday due to the incurrence of a total and permanent disability (as defined in the Trust’s long-term disability plan). In addition, the Board of Trustees may, in its sole and absolute discretion, elect to accelerate the rate of vesting in whole or in part at any time.

The Trust purchased a universal life insurance policy on the CEO’s life to serve as a source of funds to assist the Trust in meeting its liabilities under the SERP. Through an endorsement split dollar arrangement, the Trust has made available to the CEO pre-retirement life insurance coverage through age 70.

In the event the CEO continues in the employment of the Trust until age 70, the annual benefit to be paid to the CEO shall be $200,000. The SERP is not subject to the vesting, funding and fiduciary requirements under ERISA.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a publicly held company such as the Trust will not be allowed a federal income tax deduction for compensation paid to the Chief Executive Officer or one of the other four most highly compensated Officers (other than the CEO) to the extent that compensation (including certain stock-based compensation) paid to such Officer exceeds $1 million in any fiscal year, unless such compensation satisfies certain exceptions set forth in the Code. The Board intends to evaluate elements of compensation in light of Section 162(m), but may enter into arrangements that do not satisfy such exceptions to Section 162(m), as the Board determines to be appropriate.

THE COMPENSATION COMMITTEE

John P. McDaniel, Compensation Committee Chairman

Clifford M. Kendall, Compensation Committee Member

Charles T. Nason, Compensation Committee Member

Susan J. Williams, Compensation Committee Member

Performance Graph

Set forth below is a graph comparing the cumulative total shareholder return (assumes reinvestment of dividends) on the Shares with the cumulative total return of companies making up the Standard & Poor’s 500 Stock Index and The Morgan Stanley REIT Index. The Morgan Stanley REIT Index is a total-return index comprised of 115 of the most actively traded real estate investment trusts.

AUDIT COMMITTEE REPORT

The Board maintains an Audit Committee comprised of five of the Trust’s outside Trustees. The Board and the Audit Committee believe that the Audit Committee’s current member composition satisfies Section 303 of the New York Stock Exchange’s listed company manual. The Audit Committee oversees the Trust’s financial process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The independent public accountants, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the Trust’s independent public accountants the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Trust’s internal controls and the overall quality of the Trust’s financial reporting.

The Audit Committee reviewed with the independent public accountants their judgments as to the quality, and not just the acceptability, of the Trust’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the Committee has discussed with the independent public accountants their independence from management and the Trust, including the matters in the written disclosures and the letter from the independent public accountants required by the Independence Standards Board, Standard No. 1, “Independence Discussions with Audit Committees.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

THE AUDIT COMMITTEE

Clifford M. Kendall, Audit Committee Chairman

John M. Derrick, Jr., Audit Committee Member

John P. McDaniel, Audit Committee Member

Charles T. Nason, Audit Committee Member

David M. Osnos, Audit Committee Member

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Trust for the year ended December 31, 2003 by the Trust’s independent public accountants, Ernst & Young LLP. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the public accountant’s independence.

	2003	2002	Explanatory Notes
Audit Fees (a), (c)	$408,600	$385,000	(e),(f)
Audit-Related Fees (b), (d)	22,900		(g)
Tax Fees (b)	142,000	183,600
All Other Fees (b)	27,800	47,400

Total	$601,300	$616,000

(a)	Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services rendered.

(b)	Includes fees and expenses for services rendered from January through the end of the fiscal year, notwithstanding when the fees and expenses were billed.

(c)	Audit fees include the annual audit fee and fees for comfort letters, attest services, consents, and assistance with and the review of documents filed with the SEC.

(d)	Audit-related fees include fees incurred for consultation concerning financial accounting and reporting standards, performance of agreed upon procedures and other audit or attest services not required by statute or regulation.

(e)	2002 Audit Fees include re-audit fees of $210,000 with respect to 2001.

(f)	2003 Audit Fees include (i) $238,000 for audit and review engagement fees, (ii) $140,750 for comfort work related to public offerings, and (iii) $29,850 for Sarbanes – Oxley Act consultation and other audit work.

(g)	2003 Audit-Related Fees relate to the audit of the results of 1776 G Street, a property acquired in 2003.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting.

PROPOSAL 1:

ELECTION OF TRUSTEES

Messrs. Edmund B. Cronin, Jr., John P. McDaniel and David M. Osnos stand for election as Trustees at the Annual Meeting, to serve for three years. It is intended that the proxies given to the persons named in the accompanying Proxy (unless otherwise indicated on such Proxy) will be voted for the election of Mr. Edmund B. Cronin, Jr., Mr. David M. Osnos and Mr. John P. McDaniel who currently serve as Trustees. The three Trustee nominees were nominated on January 7, 2004.

If a nominee becomes unable or unwilling to stand for election for any reason not presently known or contemplated, the persons named in the enclosed Proxy will have discretionary authority to vote pursuant to the Proxy for a substitute nominee nominated by the Board. The election of Trustees requires the affirmative vote of the holders of a majority of the shares.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION

OF MESSRs. EDMUND B. CRONIN, JR., JOHN P. MCDANIEL AND DAVID M. OSNOS.

PROPOSAL 2:

AMENDMENTS TO THE DECLARATION OF TRUST TO AUTHORIZE PREFERRED SHARES

The Board has declared advisable and recommends to the shareholders amendments (the “Preferred Shares Amendment”) to the Trust’s Declaration of Trust (i) to make available for issuance Preferred Shares with such designations, preferences, rights and limitations as are approved, from time to time, by the Board and (ii) to make certain conforming amendments to the terms of the Shares. The full text of Sections 4.1, 5.8, 5.10, 7.3, 7.5, 8.1, 8.4, 9.1, 10.1 and 10.2 of the Declaration of Trust as they will be amended if the Preferred Shares Amendment is approved by shareholders is set forth as Appendix D to this Proxy Statement.

PURPOSE AND EFFECT

The Declaration of Trust currently authorizes only Common Shares. The principal purpose and effect of the Preferred Shares Amendment would be to provide the Board with additional flexibility in the management of the Trust’s capitalization. Preferred Shares could be used by the Trust, instead of Common Shares, in connection with (i) raising capital, (ii) future acquisitions and (iii) other business purposes. The ability to issue preferred shares could be particularly important in connection with efforts to raise additional capital. A substantial number of real estate investment trusts have the authority to issue preferred shares, and a significant number of these real estate investment trusts have issued preferred shares. The Trustees and management of the Trust believe that the Preferred Shares Amendment would provide the Trust with an authority now common among real estate investment trusts and important for the Trust to be competitive with other real estate investment trusts in financing its operations.

TERMS

The Preferred Shares Amendment would grant the Board broad discretion with respect to designating the terms of each series of Preferred Shares prior to its issuance. The following is a brief description of the terms, rights and preferences which the Board will be entitled to designate with respect to the Preferred Shares.

NUMBER. The Trust initially would be authorized to issue up to 1,000,000 Preferred Shares, par value $.01 per share. As authorized by Maryland law and currently provided in the Declaration of Trust, the Board has the authority to increase the number of Common Shares authorized for issuance without further shareholder approval. The Preferred Shares amendment would authorize the Board to increase the number of Preferred Shares authorized for issuance without further shareholder approval. The Preferred Shares Amendment also would authorize the Board to decrease the number of authorized shares without further shareholder approval.

ISSUABLE IN SERIES. The Preferred Shares may be issued in series established from time to time by the Board. The Board may fix for each series (i) the number of shares included in the series, (ii) the rate and other terms of the dividend, (iii) the amount payable in the event of liquidation, (iv) the voting powers, if any, (v) the terms, if any, on which the shares may be converted, (vi) the redemption price, if any, and other redemption terms, (vii) sinking fund provisions, if any, for the redemption of the shares and (viii) other rights and restrictions.

DIVIDENDS. The holders of each series of Preferred Shares will be entitled to receive, when and as declared by the Board, out of funds legally available therefore, dividends at the time and at the rates fixed by the Board. A series may be entitled to cumulative dividends and/or to participate in dividends paid on the Common Shares. All accrued and unpaid dividends on Preferred Shares must be paid in full or a sum sufficient for such payment must be set aside for such payment before dividends are declared or paid on Common Shares.

REDEMPTION. Subject to the terms of the Trust’s outstanding debt, any series of Preferred Shares may be redeemable by the Trust, at the option of the Trust or at the option of the holder, upon such terms as may be designated by the Board. The amount payable upon redemption will be fixed by the Board. The Board may designate that a series may be redeemed, in whole or in part, or that one series may be redeemed, in whole or in part, without redeeming another series.

LIQUIDATION. In the unlikely event of the liquidation of the Trust, the holders of each series of then outstanding Preferred Shares will be entitled to receive, prior to any distribution to holders of Common Shares, an amount fixed by the Board, which may include accrued but unpaid dividends.

SINKING FUND. Subject to the terms of the Trust’s outstanding debt, the Board may establish a sinking or other fund for the redemption or purchase of Preferred Shares.

CONVERSION. The Board may establish terms and conditions upon which any Preferred Shares may be converted into Common Shares or any other security issuable by the Trust.

VOTING POWERS. The Board may establish the voting powers for each series of Preferred Shares subject to proposed Section 4.1(f) of the Declaration of Trust, which limits the voting rights of any series of Preferred Shares that may be authorized. Pursuant to Section 4.1(f), the voting rights of Preferred Shares are limited to, among other things, (i) the right to approve any transaction resulting in the issuance by the Trust of any class or series of Preferred Shares ranking senior to such Preferred Shares, (ii) the right to approve any amendment to the Declaration of Trust if such amendment would materially and adversely alter the rights, preferences or privileges of such Preferred Shares, (iii) the right to approve certain mergers in which the Trust is not the surviving entity, and (iv) the right to elect up to two additional Trustees following the Trust’s failure to pay required dividends on such Preferred Shares for a specified number of quarterly periods. Any such additional Trustees generally would serve during the period the Trust remained in default plus a limited period following the cure of such default, all as to be specified in the terms of articles supplementary establishing the terms of a particular class or series of Preferred Shares. The full text of proposed Section 4.1(f) is set forth in Appendix D to this Proxy Statement.

AMENDMENTS TO COMMON SHARES

Because the Declaration of Trust currently authorizes only Common Shares, certain modifications must be made to the Declaration of Trust, in addition to those described above, to distinguish the rights of the holders of Common Shares and the holders of Preferred Shares.

As stated above, the Board currently is authorized to increase the number of Common Shares authorized for issuance without further shareholder approval. In order to conform the terms of the Preferred Shares and the Common Shares, the Preferred Shares Amendment also would authorize the Board (i) to decrease the number of authorized Common Shares and (ii) to classify unissued Common Shares into one or more classes or series of shares without further shareholder approval.

Section 5.8 of the Declaration of Trust currently imposes limitations on the ownership of more than 10 percent of the Trust’s outstanding shares. The Preferred Shares Amendment would amend this Section to make clear that this limitation applies to all shares in the aggregate, computed on the basis of the value of such shares. The Section also provides for the repurchase of shares in order to enforce such limitations. The Preferred Shares Amendment would further amend this Section to make clear that any Preferred Shares subject to repurchase pursuant to this limitation would be redeemed (i) at cost or at the last sale price of a share as of the date immediately preceding the day on which the demand for repurchase is mailed, whichever price is higher or (ii) at such other amount as is set forth in the terms of such class or series of shares so called for repurchase.

Currently, the Declaration of Trust grants certain voting powers to the holders of the Trust’s “shares.” As stated above, Preferred Shares may be issued with limited voting rights and may have no voting rights except as may be required by law. In order to distinguish the voting rights of the Common Shares and the Preferred Shares, it is proposed as part of the Preferred Shares Amendment that Section 7.3 of the Declaration of Trust be amended and restated to specify that subject to Section 4.1(f) (described above) the shareholders shall be entitled to vote on (i) the election or removal of Trustees, (ii) the amendment of the Declaration of Trust, (iii) the termination of the Trust, (iv) any merger of the Trust and (v) any other matter on which, by law, the shareholders are required to vote.

Section 8.1 of the Declaration of Trust specifies the minimum and maximum number of Trustees. The Preferred Shares Amendment would amend this Section to provide that no less than three nor more than seven Trustees shall be elected by the holders of the Common Shares. The Preferred Shares Amendment would also permit the election of up to two Trustees (but in no event a majority of the Trustees) by the holders of Preferred Shares following a failure to pay required dividends on such Preferred Shares for a specified number of quarterly periods. This provision would authorize such additional Trustees during the period the Trust remained in default plus a limited period following the cure of such default, but the provision would only be implemented by the Board in connection with the adoption of articles supplementary establishing the terms of a particular class or series of Preferred Shares.

Section 8.4 of the Declaration of Trust provides for the filling of vacancies on the Board by the remaining Trustees. The Preferred Shares Amendment would amend this Section to provide that a vacancy among the Trustees elected by the holders of the Common Shares would be filled by the remaining Trustees elected by the holders of the Common Shares and that a vacancy among the Trustees elected by the holders of the Preferred Shares would be filled by the remaining Trustee elected by the holders of the Preferred Shares.

Section 10.1 of the Declaration of Trust specifies the vote required to amend the Declaration of Trust. The Preferred Shares Amendment would amend this Section to provide that any amendment of the Declaration of Trust would require the vote of the Common Shares and any class of Preferred Shares entitled to vote thereon, voting as separate classes.

Section 10.2 of the Declaration of Trust provides for the removal of Trustees. The Preferred Shares Amendment would amend this Section to provide that a Trustee elected by the holders of the Common Shares may only be removed by a vote of the holders of the Common Shares and that a Trustee elected by the holders of the Preferred Shares may only be removed by a vote of the holders of the Preferred Shares. As stated above, Trustees elected by the holder of Preferred Shares would only serve during the period the Trust remained in default on the payment of dividends on the Preferred Shares plus a limited period following the cure of such default.

Several other Sections of the Declaration of Trust would be amended by the Preferred Shares Amendment to acknowledge that the Trust may have multiple classes or series of shares outstanding, including classes or series of Preferred Shares and to refer to particular classes or series of Preferred Shares for their terms.

The Declaration of Trust currently includes numerous references to “shares.” The Preferred Shares Amendment would make clear that all references in the Declaration of Trust to “shares” include both Common Shares and Preferred Shares.

OTHER EFFECTS

The Board is not aware of any current effort by any person to accumulate Shares or obtain control of the Trust, and the Preferred Shares Amendment is not designed to impede the acquisition of the Trust. Indeed, the Preferred Shares Amendment, by limiting the potential voting rights of Preferred Shares, is intended to avoid the possibility that the issuance of Preferred Shares would have an anti-takeover effect.

The Board has no current intention to adopt a “shareholder rights plan” (which, if adopted, could have an anti-takeover effect), but the Board could adopt such a plan without the Preferred Shares Amendment or without utilizing the Preferred Shares. The Board will not, without shareholder approval, utilize the availability of Preferred Shares to implement such a plan.

The Preferred Shares may be issued upon the Board’s approval, without any further vote of the shareholders. The Declaration of Trust does not provide for any preemptive rights upon the issuance of Preferred Shares.

APPROVAL

Approval of the Preferred Shares Amendment requires the vote of holders of 70 percent of the outstanding Shares entitled to vote at the Annual Meeting.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PREFERRED SHARES AMENDMENT.

OTHER MATTERS

Independent Public Accountants

The firm of Ernst & Young LLP served as the Trust’s independent public accountants for 2003. The Audit Committee has appointed Ernst & Young as the Trust’s independent public accountants for 2004.

On April 29, 2002, the Trust dismissed Arthur Andersen LLP as its independent public accountants effective as of that date. The decision to dismiss Arthur Andersen LLP was recommended by the Audit Committee and approved by the Board of Trustees.

Arthur Andersen LLP’s reports on the Trust’s financial statements for the two years ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the two years ended December 31, 2001, and through March 31, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference thereto in their report on the financial statements for such years. During the two years ended December 31, 2001 and through March 31, 2002, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

As required under the regulations of the SEC, the Trust provided Arthur Andersen LLP with a copy of its disclosure in connection with this matter and requested Arthur Andersen LLP to furnish the Trust with a letter addressed to the SEC stating whether it agreed with the above statements. A copy of Arthur Andersen LLP’s letter to the SEC, dated April 30, 2002, is Exhibit 16 to the Form 8-K filed on April 29, 2002 by the Trust.

Effective April 29, 2002, the firm of Ernst & Young LLP was engaged to serve as the Trust’s independent public accountants for the fiscal year ending December 31, 2002.

In October of 2002, Ernst & Young LLP was engaged to re-audit and report on the Trust’s consolidated financial statements for the years ended December 31, 2001 and 2000. The Trust’s SEC Form 10-K, filed on March 11, 2003, contains the report of Ernst & Young LLP for the three years ended December 31, 2002. This report contains an unqualified opinion for both the re-audit of the Trust’s financial statements for the two years ended December 31, 2001 and the audit for the year ended December 31, 2002.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that Trustees, Executive Officers and persons who own more than 10 percent of the Shares file initial reports of ownership of the Shares and changes in such ownership with the Securities and Exchange Commission. To the Trust’s knowledge, based solely on a review of copies of forms submitted to the Trust during and with respect to 2003 and on written representations from our Trustees and Executive Officers, all required reports were filed on a timely basis during 2003.

Annual Report

The Trust’s 2003 Annual Report to Shareholders is being mailed to shareholders concurrently with this Proxy Statement and does not form part of proxy solicitation material.

Code of Ethics

WRIT has adopted a code of ethics that applies to all of its Trustees, Officers and employees. The Trust has made the Code of Ethics available on its website, www.writ.com. A copy of the code is also available without charge upon written request. WRIT intends to post on its website any amendments to, or waivers from, a provision of the Code of Ethics promptly following the date of such amendment or waiver.

Corporate Governance Guidelines

WRIT has adopted Corporate Governance Guidelines. The Guidelines, as well as the Committee Charters, are available on the website, www.writ.com and upon written request.

Solicitation of Proxies

Solicitation of Proxies may be made by mail, personal interview, telephone or other means by Officers, Trustees and regular employees of the Trust for which they shall receive no compensation in addition to their normal compensation. The Trust may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Shares that those companies or persons hold of record. The Trust will reimburse the aforementioned forwarding expenses. The cost of the solicitation of proxies will be paid by the Trust.

2005 Annual Meeting

Shareholders may present proposals to be considered for inclusion in the Proxy Statement relating to the 2005 Annual Meeting, provided they are received by the Trust no later than December 2, 2004 and are in compliance with applicable laws and SEC regulations.

Shareholder proposals to be brought before any meeting of shareholders or nominations of persons for election as a Trustee at any meeting of shareholders must be made pursuant to timely notice in writing to the Corporate Secretary. The notice must set forth certain information concerning such proposal or such shareholder and the nominees, as specified in the rules of the Securities and Exchange Commission. The presiding Officer of the meeting will refuse to acknowledge any proposal not made in compliance with the foregoing procedures.

/s/ Laura M. Franklin

Laura M. Franklin

Corporate Secretary

April 1, 2004

APPENDIX A

WASHINGTON REAL ESTATE INVESTMENT TRUST

CORPORATE GOVERNANCE/NOMINATING COMMITTEE CHARTER

Adopted as of February 20, 2003

Committee Purpose

The Corporate Governance/Nominating Committee’s (the “Committee”) purpose shall be to identify individuals qualified to become Trustee members, and to select, or to recommend that the Board of Trustees (the “Board”) select, the Trustee nominees for the next Annual Meeting of Shareholders; and develop and recommend to the Board a set of corporate governance principles applicable to Washington Real Estate Investment Trust (“Trust”), thereby helping to ensure that the Trust is properly managed to protect and enhance shareholder value and to meet the Trust’s obligations to shareholders, to its customers, to the industry and to the law.

Committee Composition and Operation

The Committee shall consist of no fewer than three, nor more than six Trustees, none of whom are employees of the Trust or any of its affiliates and all of whom are independent as required under the rules promulgated from time to time by the New York Stock Exchange and the Securities and Exchange Commission.

The Board shall have the authority to remove at any time one or more of the members of the Committee, to fill any vacancy that may exist on the Committee or to fill any newly created Committee membership caused by the increase in the size of the Committee.

The Committee shall meet at least once annually, or more frequently as circumstances require, and shall endeavor to meet periodically during the year to receive updates from management or its outside advisers concerning issues of relevance to the Committee (such as new developments and trends in corporate governance). Each meeting shall include a time of executive session.

The Committee may create one or more sub–Committees to which it may delegate some or all of its authority.

The Committee may make such rules of procedure as it deems necessary or appropriate for its efficient functioning, including with respect to notice of and presence at meetings of the Committee.

Committee Duties and Responsibilities

1.	The Committee shall develop and recommend to the Board a set of corporate governance principles applicable to the Trust, including recommendations regarding the structure, charter, practices and policies of the Board, including recommending amendments to the Trust’s Declaration of Trust and By–Laws.

2.	The Committee shall direct the Board on how it might assess its performance and effectiveness and ensure that appropriate skill sets are considered when seeking new Trustee members.

3.	The Committee shall ensure that processes are in place for development of corporate strategy and structure including management development, management succession and management performance criteria.

4.	The Committee shall ensure that oversight of technology and systems used by the Trust are adequate to properly run the business and for it to remain competitive.

5.	The Committee shall review, and report to the Board the Committee’s recommendations on, the Chairman of the Board’s proposals with regard to Committee chairmanships and assignments.

A-1

6.	The Committee shall annually evaluate the Chief Executive Officer’s performance in light of the corporate goals and objectives relevant to compensation reviewed and approved by the Compensation Committee, and shall report its appraisal to the Board.

7.	The Committee shall recommend to the Board candidates (a) for nomination for election as Trustees by shareholders at the Annual Meeting of Shareholders and (b) for election by the Board for Trustees if vacancies occur other than at the Annual Meeting of Shareholders. The Corporate Governance/Nominating Committee has sole authority to retain and terminate any search firm to be used to identify Trustee candidates, including sole authority to approve the search firm’s fees and other retention terms. Criteria considered by the Committee shall include, among others, the following: the need for independence of a majority of the Board, as required under the rules promulgated from time to time by the New York Stock Exchange and the Securities and Exchange Commission; potential nominees’ experience in relevant industry; the Board’s commitment to diversity (e.g., gender and race) among Board members; a need for complementary skills among board members (e.g., financial literacy for Audit Committee members); the number of other boards on which a potential nominee serves; desire for continuity; and, highest standards of ethics and integrity.

8.	The Committee shall review compensation practices applicable to the Board.

9.	The Committee shall conduct an annual evaluation of its performance of its duties and the continuing adequacy of its charter, which may include presentations by advisers retained by the Committee for this purpose.

10.	The Committee shall report to the Board at least annually (and more frequently, if the Committee believes its activities merit such reporting) as to the Committee’s activities.

A-2

APPENDIX B

WASHINGTON REAL ESTATE INVESTMENT TRUST

COMPENSATION COMMITTEE CHARTER

Adopted as of February 20, 2003

Committee Purpose

The Compensation Committee’s (the “Committee”) purpose shall be to discharge the Board of Trustees’ (the “Board”) responsibilities relating to compensation of the persons named as Executive Officers of the Trust in its annual meeting proxy statement and any other persons identified as Executives herein, to make recommendations to the Board on the employee compensation and benefit plan matters described below, and to produce an annual report on executive compensation for inclusion in the Trust’s proxy statement, in accordance with applicable rules and regulations.

Committee Composition and Operation

The Committee shall consist of no fewer than three, nor more than six Trustees, none of whom are employees of the Trust or any of its affiliates and all of whom are independent as required under the rules promulgated from time to time by the New York Stock Exchange and the Securities and Exchange Commission.

The Board shall have the authority to remove at any time one or more of the members of the Committee, to fill any vacancy that may exist on the Committee or to fill any newly created Committee membership caused by the increase in the size of the Committee.

The Committee may create one or more sub–Committees to which it may delegate some or all of its authority, provided, however, that it may not delegate to a sub–Committee the power and authority to authorize the issuance of shares of the Trust’s Shares of Beneficial Interest or options to purchase shares (or securities convertible into or exercisable for any such shares or options).

The Committee may make such rules of procedure as it deems necessary or appropriate for its efficient functioning, including with respect to notice of and presence at meetings of the Committee.

The Committee shall meet at least once annually, or more frequently as circumstances require, and shall endeavor to meet periodically during the year to receive updates from management or its outside advisers concerning issues of relevance to the Committee.

Committee Duties and Responsibilities

1.	The Committee shall review and approve corporate goals and objectives relevant to CEO compensation, and shall set the CEO’s compensation level based on the annual evaluation performed by the Corporate Governance/Nominating Committee and other factors deemed relevant by the Committee. In determining the long–term incentive component of CEO compensation, the Committee shall consider the Trust’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable organizations, and the awards given to the Trust’s CEO in past years.

2.	The Committee shall have sole authority to retain and terminate any compensation consulting firm or other advisers it may desire to use to assist it in the evaluation of Trustee, CEO or Senior Executive compensation or to discharge its other duties hereunder, including sole authority to approve the firm’s fees and other retention terms.

B-1

3.	The Committee shall have full power and authority to set the maximum salary limit for Officers and employees that may be fixed by the Chief Executive Officer and to determine the compensation of each Officer of Washington Real Estate Investment Trust and any employee whose salary exceeds the level of authorization held by the Chief Executive Officer.

4.	The Committee shall have full power and authority to fix the salaries and other compensation (including Annual and Long Term Incentive Awards) of the five most highly compensated Officers of the Trust, and any individual who the Board has determined to be an Executive Officer subject to the reporting requirements of the Section 16(a) of the Securities Exchange Act of 1934 (together, the “Executives”). In addition, the Committee shall recommend to the full Board the salaries and other compensation of any individual who is not an Executive but whose total compensation (including Annual and Long Term Incentive Awards) exceeds the total compensation (including such incentive compensation) of the lowest ranked proxy reported salary and compensation.

5.	The Committee shall review and make recommendations to the Board with respect to incentive compensation plans and equity–based plans, including the Long Term Incentive Plan, Executive Benefit Plans and Tax Qualified Retirement Plans, and shall fix the level or amount of benefits to be received by Executives there under.

6.	The Committee shall oversee the administration of the Annual Incentive Plans of the Trust and its subsidiaries, if any, including the following:

a.	Approve the Executive Annual Incentive Plan of the Trust, including plan design, performance targets, target level awards, participants and awards for participants exceeding the salary limit that may be fixed by the Chief Executive Officer.

b.	Approve Executive Incentive Plans for the Trust’s subsidiaries, if any, including plan design, target award levels and review plan results and awards as approved by the subsidiary Board.

7.	The Committee shall oversee the Administration of the Long Term Incentive Plan as approved by the Board, including plan design, award levels, participants and awards made under the plan; provided that the Committee shall have sole authority to approve any awards made to Executives thereunder.

8.	The Committee shall report periodically to the Board regarding the activities and actions of the Committee.

9.	The Committee shall conduct an annual evaluation of its performance of its duties and the continuing adequacy of its charter, which may include presentations by advisers retained by the Committee for this purpose.

10.	The Committee shall produce an annual report on executive compensation for inclusion in the Trust’s proxy statement, in accordance with applicable rules and regulations.

11.	The Committee shall report to the Board at least annually (and more frequently, if the Committee believes its activities merit such reporting) as to the Committee’s activities.

B-2

APPENDIX C

WASHINGTON REAL ESTATE INVESTMENT TRUST

AUDIT COMMITTEE CHARTER

Revised as of February 20, 2003

Committee Purpose

The Audit Committee’s (the “Committee”) purpose shall be to (A) represent and assist the Board of Trustees (the “Board”) in oversight of (1) the integrity of Washington Real Estate Investment Trust’s (the “Trust”) accounting and financial reporting processes and audits of the Trust’s financial statements, (2) the Trust’s processes for compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Trust’s internal audit function and independent auditors; and (B) prepare the report that Securities and Exchange Commission rules require be included in the Trust’s annual proxy statement. The Audit Committee represents and assists the Board in discharging its responsibility of oversight, but the existence of the Committee does not alter the traditional roles and responsibilities of the Trust’s management and the independent auditor with respect to the accounting and control functions and financial statement presentation.

Committee Composition and Operation

The Committee shall consist of no fewer than three Trustees, none of whom are employees of the Trust or any of its affiliates and all of whom are independent as required under the rules promulgated from time to time by the New York Stock Exchange and the Securities and Exchange Commission. No Committee member may serve on the audit committee of more than three public companies.

The Board shall have the authority to remove at any time one or more of the members of the Committee, to fill any vacancy that may exist on the Committee or to fill any newly created Committee membership caused by the increase in the size of the Committee.

The Committee shall meet at least four times annually, or more frequently as circumstances require.

The Committee may create one or more sub–Committees to which it may delegate some or all of its authority.

The Committee may make such rules of procedure as it deems necessary or appropriate for its efficient functioning.

Committee Duties and Responsibilities

1.	The Committee shall have sole authority to (A) retain and terminate the Trust’s independent auditors; (B) pre–approve all audit engagement fees and terms, including the scope and timing of the audit, in conformance with the approval requirements as promulgated from time to time by the New York Stock Exchange and the Securities and Exchange Commission; and (C) pre–approve any significant audit–related relationship with the independent auditor. The Committee shall have sole authority to evaluate and determine whether consulting services to be obtained by the Trust are “audit–related” or “non–audit related” for purposes of applying the Trust’s policies and the applicable rules as promulgated from time to time by the New York Stock Exchange and the Securities and Exchange Commission with regard to such services.

2.	The Committee shall be directly responsible for oversight of the work of any independent auditor employed by the Trust for the purpose of preparing or issuing an audit report or related work (including resolution of disagreements between management and the auditor regarding financial reporting), and each such independent auditor shall report directly to the Committee.

3.	The Committee shall, at least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the auditor and the Trust.

After reviewing the foregoing report, and the independent auditor’s work throughout the year, the Audit Committee will evaluate the auditor’s qualifications, performance and independence. The evaluation will include the review and evaluation of the lead partner of the independent auditor. In making its evaluation, the Audit Committee will take into account the opinions of management and the Trust’s internal auditors. In addition to assuring the regular rotation of the lead audit partner as required by law, the Audit Committee will further consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself. The Audit Committee will present its conclusions with respect to the independent auditor to the full Board.

4.	The Committee shall review the organization and schedule of annual audits conducted by the Trust’s internal auditor and review with management and the internal auditors significant recommendations made by the internal auditors and the implementation of those recommendations.

5.	The Committee shall review periodically with the independent auditor and management the Trust’s policies and procedures with respect to internal auditing, accounting and financial controls, as well as any internal control report required to be included the Trust’s Annual Report on Form 10–K. This review shall also include a review, upon completion of the annual audit, of the reports or opinions proposed to be rendered in connection with the annual audit; the independent auditor’s views of the Trust’s financial and accounting personnel; the cooperation which the independent auditor received in the course of its review; and any significant findings of the independent auditor with respect to change in accounting principles and practices, significant transactions outside the normal course of the Trust’s business and any recommendations which the independent auditor may have with respect to improving internal accounting controls, choice of accounting principles or management systems.

6.	The Committee shall review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Trust’s disclosures in its Annual and Quarterly reports under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

7.	The Committee shall review with the independent auditor and with management the Trust’s conflict of interest policies.

8.	The Committee shall report regularly to the Board, and review with the full Board any issues that arise with respect to the quality or integrity of the Trust’s financial statements, the Trust’s compliance with legal or regulatory requirements, the performance and independence of the Trust’s independent auditors, or the performance of the internal audit function. The Committee shall also make such recommendations to the Board as the Committee deems appropriate.

9.	The Committee shall meet separately, periodically, with management, with internal auditors and with independent auditors.

10.	The Committee shall discuss and review with management the Trust’s guidelines and policies with respect to risk assessment and risk management, including the Trust’s major financial risk exposures and the steps management has taken to monitor and control such exposures. However, the Committee’s duties and responsibilities in this regard do not alter the obligation of the CEO and senior management to assess and manage the Trust’s exposure to risk.

11.	The Committee shall review with the independent auditor (A) any audit problems or difficulties (including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management); and (B) management’s response. The review will also include discussion of the responsibilities, budget and staffing the Trust’s internal audit function.

12.	The Committee shall set clear hiring policies for employees or former employees of the independent auditor.

13.	The Committee shall, as appropriate to carry out its duties, obtain advice and assistance from independent legal, accounting or other advisors. The Committee shall have full power and authority to retain such advisors as and when the Committee deems it appropriate to do so, and to authorize the payment of compensation to any such advisors, without first seeking Trustees’ approval.

14.	The Committee shall conduct an annual evaluation of its performance of its duties and the continuing adequacy of its charter. While the fundamental responsibility for the Trust’s financial statements and disclosure rests with management and the independent auditor, the Committee shall review (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Trust’s selection or application of accounting principles, and major issues as to the adequacy of the Trust’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (C) the effect of regulatory and accounting initiatives, as well as off–balance sheet structures, if any, on the financial statements of the Trust; and (D) earnings press releases (paying particular attention to any use of “pro–forma,” or “adjusted” non–GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

15.	The Committee shall establish procedures for (A) the receipt, retention and treatment of complaints received by the Trust regarding accounting, internal accounting controls, or auditing matters; and (B) the confidential, anonymous submission by employees of the Trust of concerns regarding questionable accounting or auditing matters.

16.	The Committee shall discuss the types of information to be disclosed and the type of presentation to be made in earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not, however, discuss in advance each earnings release. The Committee shall discuss at least Annual and Quarterly releases before they are published.

APPENDIX D

WASHINGTON REAL ESTATE INVESTMENT TRUST

PROPOSED AMENDMENTS TO THE DECLARATION OF TRUST

WITH RESPECT TO PREFERRED SHARES

All proposed additions to current Sections are marked in all capitalized letters.

SECTION 4.1 IS PROPOSED TO BE ENTIRELY RESTATED TO READ AS FOLLOWS:

Section 4.1 The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “shares”). The Trust has authority to issue 100,000,000 common shares of beneficial interest, par value $.01 per share (“Common Shares”), and 1,000,000 preferred shares of beneficial interest, par value $.01 per share (“Preferred Shares”).

(a) Common Shares. Subject to the provisions of Article 5, each Common Share shall entitle the holder thereof to one vote on each matter upon which holders of Common Shares are entitled to vote. The Board of Trustees may reclassify any unissued Common Shares from time to time in one or more classes or series of shares.

(b) Preferred Shares. The Board of Trustees may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series of shares.

(c) Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Trustees by resolution shall (i) designate that class or series to distinguish it from all other classes and series of shares; (ii) specify the number of shares to be included in the class or series; (iii) set, subject to the provisions of this Article 4, Article 5 and the express terms of any class or series of shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (iv) cause the Trust to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the “SDAT”). Any of the terms of any class or series of shares set pursuant to clause (iii) of this Section 4.1(c) may be made dependent upon facts ascertainable outside the Declaration of Trust (including the occurrence of any event, including a determination or action by the Trust or any other person or body) and may vary among holders thereof, provided that the manner in which such facts or variations shall operate upon the terms of such class or series of shares is clearly and expressly set forth in the articles supplementary filed with the SDAT.

(d) Authorization by Board of Share Issuance. The Board of Trustees may authorize the issuance from time to time of shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a share split or share dividend), subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust or the Bylaws of the Trust.

(e) Dividends and Distributions. The Board of Trustees may from time to time authorize and declare to shareholders such dividends or distributions, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board of Trustees in its discretion shall determine. The Board of Trustees shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”); however, shareholders shall have no right to any dividend or distribution unless and until authorized and declared by the Board. The exercise of the powers and rights of the Board of Trustees pursuant to this Section 4.1(e) shall be subject to the provisions of any class or series of shares at the time outstanding. Notwithstanding any other provision in the Declaration of Trust, no determination shall be made by the Board of Trustees nor shall any transaction be entered into by the Trust which would cause any shares or other beneficial interest in the Trust not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

(f) Voting Rights of Preferred Shares. Notwithstanding any other provision of the Declaration of Trust, no designation pursuant to Section 4.1(c) shall specify that a class or series of Preferred Shares shall have voting rights greater than (i) the right to elect up to two additional Trustees, constituting less than a majority of the Trustees, following the Trust’s failure to pay required dividends on such Preferred Shares for a specified number of quarterly periods, and to remove such Trustees, (ii) the right to approve any transaction resulting in the issuance by the Trust of any class or series of Preferred Shares ranking senior to such Preferred Shares with respect to the payment of dividends or distributions or the distribution of assets on liquidation, (iii) the right to approve any amendment to the Declaration of Trust, including Articles Supplementary, if such amendment would materially and adversely alter the rights, preferences or privileges of such Preferred Shares, (iv) the right to approve any merger in which the Trust is not the surviving entity, unless the terms of such merger provide that (A) the holders of such Preferred Shares shall receive equity securities of the surviving entity with preferences, rights and privileges substantially equivalent to the preferences, rights and privileges of such Preferred Shares (“New Preferred Shares”) and (B) upon the completion of such merger there shall not be outstanding equity securities of the surviving entity ranking as to distribution rights and liquidation preferences senior to such New Preferred Shares (other than securities issued for securities of the Trust outstanding prior to such merger which were senior as to distribution rights and liquidation preferences to such Preferred Shares), (v) the right to vote on the termination of the Trust and (vi) such other voting rights as are expressly required by law.

(g) Declaration and Bylaws. All shareholders are subject to the provisions of the Declaration of Trust and the Bylaws of the Trust.

(h) Divisions and Combinations of Shares. Subject to an express provision to the contrary in the terms of any class or series of beneficial interest hereafter authorized, the Board of Trustees shall have the power to divide or combine the outstanding shares of any class or series of beneficial interest, without a vote of shareholders.

(i) Increase in Shares. The Board of Trustees may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of shares or the number of shares of any class that the Trust has authority to issue, without a vote of shareholders.

(j) References to Shares and Shareholders. The words “shares” and “shareholders” wherever used in this Declaration of Trust, except where the context otherwise requires, shall refer to both the Common Shares and the Preferred Shares and to the holders of shares of both classes, respectively.

SECTION 5.8 IS PROPOSED TO BE AMENDED TO READ AS FOLLOWS:

Section 5.8. Subject to Section 5.11, if any person, corporation, partnership, trust or any other legal entity is or becomes at any time the beneficial owner, directly or indirectly, of more than ten percent (10%) IN VALUE of the outstanding shares, or if the tax status of the Trust under Public Law 86-779 or any other tax statute or regulation is or can be endangered by the purchase or retention of shares by any person, corporation, partnership, trust or any other legal entity, the Trustees may, in their sole discretion, refuse to sell, transfer or deliver shares to such person or entity, or, may repurchase any or all shares held by such person or entity (i) at cost or at the last sale price of a share as of the date immediately preceding the day on which the demand for repurchase is mailed, whichever price is higher or (ii) AT SUCH OTHER AMOUNT AS IS SET FORTH IN THE TERMS OF SUCH CLASS OR SERIES OF SHARES SO CALLED FOR REPURCHASE. After the mailing of the demand for repurchase, the shares may be cancelled upon the records of the Trust by the order of the Trustees and the Trust shall pay promptly for such shares as above determined.

SECTION 5.10 IS PROPOSED TO BE AMENDED TO READ AS FOLLOWS:

Section 5.10. Subject to Section 5.11, if the Trustees shall at any time and in good faith be of the opinion that direct or indirect ownership of shares of this Trust has or may become concentrated to an extent which would cause any rent to be paid to this Trust by a “sister corporation,” if one existed, to fail to qualify or be disqualified as rent from real property by virtue of Section 856(d)(2)(B) of the Code, or similar provisions of successor statutes, pertaining to the qualification of this Trust as a real estate investment trust, Trustees shall have the power (1) by lot or other means deemed equitable by them to call for purchase from any shareholder of this Trust such number of shares as shall be sufficient in the opinion of the Trustees to maintain or bring the direct or indirect ownership of shares of this Trust into conformity with the requirements of said Section 856(d)(2)(B) pertaining to this Trust, and (2) to refuse to register the transfer of shares to any person whose acquisition of such shares would, in the opinion of the Trustees, result in this Trust being unable to conform to the requirements of said Section 856(d)(2)(B). For purposes of this Section, the term “sister corporation” means a corporation, the shares of which are owned by exactly or substantially the same persons and in exactly or substantially the same numbers as are the shares of this Trust. This Section shall apply even if a “sister corporation” does not exist (1) at the time the Trustees determine that the ownership of shares of this Trust has or may become so concentrated, or (2) at the time the Trustees call shares for purchase or refuse to register the transfer of shares.

The purchase price for the shares purchased pursuant hereto shall be equal to (i) the fair market value of such shares as reflected in the closing price for such shares on the principal stock exchange on which such shares are listed or, if such shares are not listed, then the last bid for the shares, as of the close of business on the date fixed by the Trustees for such purchase or, if no such quotation is available, as shall be determined in good faith by the Trustees OR (II) SUCH OTHER AMOUNT AS IS SET FORTH IN THE TERMS OF SUCH CLASS OR SERIES OF SHARES SO CALLED FOR PURCHASE. From and after the date fixed for purchase by the Trustees, the holder of any shares so called for purchase shall cease to be entitled to dividends, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price fixed as aforesaid.

In order to further assure that ownership of the shares does not become so concentrated, any transfer of shares that would prevent amounts received by this Trust from a “sister corporation,” if one existed, from qualifying as “rents from real property” as defined in Section 856(d) of the Code, by virtue of the application of Section 856(d)(2)(B) of the Code, shall be void ab initio and the intended transferee of such shares shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such shares shall be deemed to have acted as agent on behalf of this Trust in acquiring such shares and to hold such shares on behalf of this Trust. For purposes of determining whether this Trust is in compliance with Section 856(d)(2)(B), Section 856(d)(5) of the Code, or similar provisions of successor statutes shall be applied. The shareholders of this Trust shall, upon demand, disclose to the Trustees in writing such information with respect to their direct and indirect ownership of the shares of this Trust as the Trustees deem necessary to determine whether this Trust satisfies the provisions of Section 856(a)(5) and (6) and Section 856(d) of the Code or the regulations thereunder as the same shall from time to time be amended, or to comply with the requirements of any other taxing authority.

SECTION 7.3 IS PROPOSED TO BE ENTIRELY RESTATED TO READ AS FOLLOWS:

Section 7.3. Subject to Section 4.1(f) and the provisions of any class or series of shares then outstanding, the shareholders shall be entitled to vote only on the following matters: (a) election or removal of Trustees as provided in Sections 8.1 or 10.2; (b) amendment of this Declaration of Trust as provided in Section 10.1; (c) termination of the Trust as provided in Section 10.1; (d) any merger and (e) any other matter on which, by law, the holders of the shares are required to vote. Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Trustees.

SECTION 7.5 IS PROPOSED TO BE AMENDED TO READ AS FOLLOWS:

Section 7.5. Except as expressly set forth herein OR AS EXPRESSLY PROVIDED BY ANY CLASS OR SERIES OF SHARES THEN OUTSTANDING, any matter requiring a vote of shareholders shall be approved by a vote of the holders of a majority of shares OF EACH CLASS OR SERIES ENTITLED TO VOTE THEREON VOTING AS SEPARATE CLASSES OR SERIES. At any meeting of the shareholders, any shareholder of shares entitled to vote thereat may vote by proxy. Only shareholders of record of such shares shall be entitled to vote and each full share shall be entitled to one vote UNLESS OTHERWISE EXPRESSLY PROVIDED BY ANY CLASS OR SERIES OF SHARES THEN OUTSTANDING. Fractional shares shall not be entitled to any vote UNLESS

OTHERWISE EXPRESSLY PROVIDED BY ANY CLASS OR SERIES OF SHARES THEN OUTSTANDING. When any such share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such share. If the holder of any such share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

THE FIRST SENTENCE OF SECTION 8.1 IS PROPOSED TO BE AMENDED TO READ AS FOLLOWS:

Section 8.1. The number of Trustees shall not be less than three (3) nor more than seven (7), AND SUCH TRUSTEES SHALL BE ELECTED BY THE HOLDERS OF THE COMMON SHARES. FURTHER, THE HOLDERS OF PREFERRED SHARES MAY HAVE THE RIGHT TO ELECT SUCH NUMBER OF ADDITIONAL TRUSTEES, UP TO TWO (2), BUT CONSTITUTING LESS THAN A MAJORITY OF THE TRUSTEES, FOLLOWING THE TRUST’S FAILURE TO PAY REQUIRED DIVIDENDS ON SUCH PREFERRED SHARES FOR A SPECIFIED NUMBER OF QUARTERLY PERIODS, THE OTHER TERMS OF SUCH RIGHT, INCLUDING THE TERM OF OFFICE OF ANY SUCH ADDITIONAL TRUSTEES, TO BE AS PROVIDED BY THE ARTICLES SUPPLEMENTARY ESTABLISHING ANY SUCH CLASS OR SERIES OF PREFERRED SHARES.

THE FIRST SENTENCE OF SECTION 8.4 IS PROPOSED TO BE AMENDED TO READ AS FOLLOWS:

Section 8.4. In case a vacancy in the number of Trustees shall occur through death, resignation, or removal (unless the vacancy occurring through removal has already been filled by the shareholders acting pursuant to the provisions of Section 10.2 hereof), the remaining Trustees or Trustee OF SUCH CLASS (IE., THE TRUSTEES ELECTED BY THE HOLDERS OF COMMON SHARES OR THE HOLDERS OF PREFERRED SHARES, RESPECTIVELY) may fill such vacancy by appointing by an instrument in writing signed by a majority of SUCH Trustees such person as they or he in their absolute discretion shall see fit, but no such appointment shall become effective unless and until the person so appointed shall have delivered to the President of the Trust an instrument in writing, signed by such person acknowledging and agreeing to be bound by this Declaration of Trust.

SECTION 9.1 IS PROPOSED TO BE AMENDED TO READ AS FOLLOWS:

Section 9.1. The Trustees shall from time to time distribute ratably among the shareholders OF ANY CLASS OR SERIES OF SHARES such proportions of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper and such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof); and the Trustees may distribute ratably among the shareholders OF ANY CLASS OR SERIES OF SHARES additional shares issuable hereunder in such manner and on such terms as the Trustees may deem proper; but the amount of all distributions and the time of declaration and payment thereof shall be wholly in the discretion of the Trustees (OR AS PROVIDED BY ANY CLASS OR SERIES OF SHARES THEN OUTSTANDING), as shall also the determination of what constitutes net profits or surplus, and such distributions may be made even though the paid-in capital of this Trust at the time of any distribution exceeds the net assets of the Trust based either on the market value (as determined by the Trustees under Section 2.16 of Article 2 hereinabove) or the book value; and such distribution may be among the shareholders of record at such other date (not more than twenty (20) days prior to payment of such distribution) as the Trustees shall determine.

SECTION 10.1 IS PROPOSED TO BE AMENDED TO READ AS FOLLOWS:

Section 10.1. The provisions of this Declaration of Trust may be amended by a vote of the holders of a majority of shares OF EACH CLASS OR SERIES ENTITLED TO VOTE THEREON, VOTING AS SEPARATE CLASSES OR SERIES, or by a vote of two-thirds of the Trustees in any manner necessary to enable the trust to continue to qualify as a real estate investment trust under the Code or Title 8 of the Corporation and Associations Article of the Annotated Code of Maryland. The Trust may be terminated by the vote of the Trustees with the approval of the holders of a majority of shares OF EACH CLASS OR SERIES ENTITLED TO VOTE THEREON,

VOTING AS SEPARATE CLASSES OR SERIES. Notwithstanding the foregoing (and notwithstanding the fact that some lesser percentage may be permitted by law), the affirmative vote of the holders of 70% or more of the outstanding shares of the Trust entitled to vote generally in the election of Trustees shall be required to amend or repeal Sections 5.8, 5.10, 8.1, 8.2, this Section 10.1, or Article 15 of the Declaration of Trust.

SECTION 10.2 IS PROPOSED TO BE AMENDED TO READ AS FOLLOWS:

Section 10.2. Any Trustee may be removed either (1) at any meeting of shareholders called for the purpose, by the affirmative vote of not less than two-thirds in interest of the shares then outstanding hereunder and entitled to vote IN THE ELECTION OF SUCH CLASS OF TRUSTEES; or (2) by the unanimous vote of all other Trustees of such class with the approval of the holders of a majority of the shares ENTITLED TO VOTE IN THE ELECTION OF SUCH CLASS OF TRUSTEES.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8556

EDISON, NJ 08818-8556

Your vote is important. Please vote immediately.

Vote-by-Internet

1. Log on to the Internet and go to http://www.eproxyvote.com/wre

OR

Vote-by-Telephone

1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE if you are returning your proxy card by mail

9295 X Please mark votes as in this example.

The Board recommends a Vote FOR Item 1.

1. Election of three Trustees.

FOR WITHHELD

FOR ALL NOMINEES

WITHHELD FROM ALL NOMINEES

FOR ALL NOMINEES EXCEPT AS WRITTEN ABOVE

Nominees (for the terms stated in the Proxy Statement):

01. Mr. Edmund B. Cronin, Jr.

02. Mr. John P. McDaniel

03. Mr. David M. Osnos

FOR AGAINST ABSTAIN

The Board recommends a Vote FOR Item 2.

2. Amendments of Declaration of Trust to authorize the issuance of Preferred Shares.

Such other matters as may come before the meeting.

IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE NOMINATED TRUSTEES AND “FOR” PROPOSAL 2. PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED.

PLEASE vote at once. It is important. Please mark your choice in black ink.

NOTE: SIGNATURE(S) MUST CORRESPOND EXACTLY WITH NAME(S) AS IMPRINTED HEREON.

When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such and if the signer is a corporation, please sign with the full corporate name by a duly authorized officer. If shares are held in the name of more than one person, all named holders must sign the proxy.

Signature:              Date:              Signature:              Date:

VOTING

Washington Real Estate Investment Trust encourages you to take advantage of two new cost-effective and convenient ways to vote your shares. In addition to voting by mail, you may now also vote your proxy 24 hours a day, 7 days a week, by telephone or through the Internet. Your telephone or Internet vote must be received by 5 p.m., Eastern standard time, on May 19, 2004.

Your telephone or Internet vote authorizes the proxies named on the enclosed proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

DETACH HERE

P

R

O

X

Y

PROXY

WASHINGTON REAL ESTATE INVESTMENT TRUST

Proxy for Annual Meeting of Shareholders May 20, 2004

This Proxy is Solicited on Behalf of The Board of Trustees

The undersigned shareholder of Washington Real Estate Investment Trust appoints Sara L. Grootwassink and Laura M. Franklin with full power of substitution, as proxy to vote all shares of the undersigned in Washington Real Estate Investment Trust at the Annual Meeting of Shareholders to be held on May 20, 2004, and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting upon the following matters:

SEE REVERSE SIDE

Continued and to be Signed on Reverse Side